                                                                    EXHIBIT 25.1
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ________

                             ---------------------

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

                  NEW YORK                                      13-4941247
       (Jurisdiction of Incorporation                        (I.R.S. Employer
        if not a U.S. national bank)                        Identification no.)
             FOUR ALBANY STREET                                    10006
             NEW YORK, NEW YORK                                 (Zip Code)
            (Address of principal
             executive offices)

                             ---------------------

                         AES CHINA GENERATING CO. LTD.
              (Exact name of obligor as specified in the charter)

                   BERMUDA                                      98-0152612
       (State or other jurisdiction of                       (I.R.S. employer
       Incorporation or organization)                       Identification no.)
         3/F(W), GOLDEN BRIDGE PLAZA                                N/A
        NO. 1(A) JIANGUOMENWAI AVENUE                           (Zip Code)
              BEIJING, 100020,
          PEOPLES REPUBLIC OF CHINA
(Address of registrant's principal executive
                   offices)

                             ---------------------

                                  % NOTES DUE 2006
                      (Title of the indenture securities)

================================================================================

ITEM 1.  GENERAL INFORMATION

     Furnish the following information as to the trustee.

     (a) Name and address of each examining or supervising authority to which it is subject.

                                   NAME                                           ADDRESS
---------------------------------------------------------------------------  -----------------
Federal Reserve Bank (2nd District)........................................  New York, NY
Federal Deposit Insurance Corporation......................................  Washington, D.C.
New York State Banking Department..........................................  Albany, NY

     (b) Whether it is authorized to exercise corporate trust powers.

     Yes.

ITEM 2.  AFFILIATIONS WITH OBLIGOR

     If the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

ITEM 3.-15.  NOT APPLICABLE

ITEM 16.  LIST OF EXHIBITS

EXHIBIT 1    --  Restated Organization Certificate of Bankers Trust Company dated August 7,
                 1990 and Certificate of Amendment of the Organization Certificate of Bankers
                 Trust Company dated March 21, 1996 -- Incorporated herein by reference to
                 Exhibit 1 filed with Form 1 Statement, Registration No. 33-65171.
EXHIBIT 2    --  Certificate of Authority to commence business -- Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No.
                 33-21047.
EXHIBIT 3    --  Authorization of the Trustee to exercise corporate trust powers -- Incorporated herein by reference to Exhibit 2 filed with Form T-1
                 Statement, Registration No. 33-21047.
EXHIBIT 4    --  Existing By-Laws of Bankers Trust Company, dated as amended on October 19,
                 1995 -- Incorporated herein by reference to Exhibit 4 filed with Form T-1
                 Statement, Registration No. 33-65171.
EXHIBIT 5    --  Not applicable.
EXHIBIT 6    --  Consent of Bankers Trust Company required by Section 321(b) of the Act --
                 Incorporated herein by reference by Exhibit 4 filed with Form T-1 Statement,
                 Registration No. 22-18864.
EXHIBIT 7    --  A copy of the latest report of condition of Bankers Trust Company dated as of September 30, 1996 (copy attached).
EXHIBIT 8    --  Not Applicable.
EXHIBIT 9    --  Not Applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 3rd day of December, 1996.

                                          BANKERS TRUST COMPANY

                                          By:      /s/ DOROTHY ROBINSON
                                            ------------------------------------
                                                      Dorothy Robinson
                                                    Assistant Secretary

Legal Title of Bank:     Bankers Trust Company        Call Date: 9/30/96      ST-RK: 36-4240      FFIEC 031
Address:                 130 Liberty Street           Vender ID: D            CERT: 00623         Page RC-1
City, State, Zip:        New York, NY 10006                                                       11
FDIC Certificate No.:    0 0 6 2 3

            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
                       AND STATE-CHARTERED SAVINGS BANKS
                               SEPTEMBER 30, 1996
           ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS.
   UNLESS OTHERWISE INDICATED, REPORTED THE AMOUNT OUTSTANDING AS OF THE LAST
                          BUSINESS DAY OF THE QUARTER.

SCHEDULE RC -- BALANCE SHEET

                                                                                                       C400
                                                                                                   ------------
                                                               DOLLAR AMOUNTS IN THOUSANDS   RCFD  BIT MIL THOU
                                                               ---------------------------   ----  ------------
                                                    ASSETS
  1. Cash and balances due from depository institutions (from
     Schedule RC-A):
     a.   Noninterest-bearing balances and currency and
          coin(1).............................................                               0021      509,000
     b.   Interest-bearing balances(2)........................                               0071    4,453,000
  2. Securities:
     a.   Held-to-maturity securities (from Schedule RC-B,
          column A)...........................................                               1754            0
     b.   Available-for-sale securities (from Schedule RC-B,
          column D)...........................................                               1773    4,133,000
  3. Federal Funds sold and securities purchased under
     agreements to resell in domestic offices of the bank and
     of its Edge and Agreement subsidiaries, and in IBFs:
     a.   Federal funds sold..................................                               0276    5,933,000
     b.   Securities purchased under agreements to resell.....                               0277      413,000
  4. Loans and lease financing receivables:
     a.   Loans and leases, net of unearned income (from
          Schedule RC-C)......................................     RCFD 2122 27,239,000
     b.   LESS: Allowance for loan and lease losses...........     RCFD 3123    917,000
     c.   LESS: Allocated transfer risk reserve...............     RCFD 3128          0
     d.   Loans and leases, net of unearned income,
          allowances, and reserve (item 4.a minus 4.b and
          4.c)................................................                               2125   26,322,000
  5. Assets held in trading accounts..........................                               3545   36,669,000
  6. Premises and fixed assets (including capitalized
     leases)..................................................                               2145      570,000
  7. Other real estate owned (from Schedule RC-M).............                               2150      215,000
  8. Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)...........................                               2130      212,000
  9. Customers' liability to this bank on acceptances
     outstanding..............................................                               2155      577,000
 10. Intangible assets (from Schedule RC-M)...................                               2143       18,000
 11. Other assets (from Schedule RC-F)........................                               2160    8,808,000
 12. Total assets (sum of items 1 through 11).................                               2170   89,432,000

---------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:     Bankers Trust Company        Call Date: 9/30/96      ST-RK: 36-4840      FFIEC 031
Address:                 130 Liberty Street           Vender ID: D            CERT: 00623         Page RC-2
City, State ZIP:         New York, NY 10006                                                       12
FDIC Certificate No.:    0 0 6 2 3

SCHEDULE RC -- CONTINUED

                                                                                                                   C400
                                                                                                               ------------
                                                                   DOLLAR AMOUNTS IN THOUSANDS      RCFD       BIT MIL THOU
                                                                   ---------------------------    ---------    ------------
                                                        LIABILITIES
 13. Deposits:
     a.   In domestic offices (sum of totals of columns A and C
          from Schedule RC-E, part I)...........................                                  RCON 2200      9,391,000
          (1)  Noninterest-bearing(1)...........................       RCON 6631  2,734,000
          (2)  Interest-bearing.................................       RCON 6636  6,657,000
     b.   In foreign offices, Edge and Agreement subsidiaries,
          and IRFs (from Schedule RC-E part II).................                                  RCFN 2200     23,385,000
          (1)  Noninterest-bearing..............................       RCFN 6631    654,000
          (2)  Interest-bearing.................................       RCFN 6636 22,731,000
 14.      Federal funds purchased and securities sold under
          agreements to repurchase in domestic offices of the
          bank and of its Edge and Agreement subsidiaries, and
          in IBFs:
     a.   Federal funds purchased...............................                                  RCFD 0278      3,090,000
     b.   Securities sold under agreements to repurchase........                                  RCFD 0279         99,000
 15. a.   Demand notes issued to the U.S. Treasury..............                                  RCON 2840              0
     b.   Trading liabilities...................................                                  RCFD 3543     18,326,000
 16. Other borrowed money:
     a.   With original maturity of one year or less............                                  RCFD 2332     17,476,000
     b.   With original maturity of more than one year..........                                  RCFD 2333      2,771,000
 17. Mortgage indebtedness and obligations under capitalized
     leases.....................................................                                  RCFD 2910         31,000
 18. Bank's liability on acceptances executed and outstanding...                                  RCFD 2920        577,000
 19. Subordinated notes and debentures..........................                                  RCFD 3200      1,228,000
 20. Other liabilities (from Schedule RC-G).....................                                  RCFD 2930      8,398,000
 21. Total liabilities (sum of items 13 through 20).............                                  RCFD 2948     84,772,000
 22. Limited-life preferred stock and related surplus...........                                  RCFD 3282              0
                                                      EQUITY CAPITAL
 23. Perpetual preferred stock and related surplus..............                                  RCFD 3838        500,000
 24. Common stock...............................................                                  RCFD 3230      1,002,000
 25. Surplus (exclude all surplus related to preferred stock)...                                  RCFD 3839        527,000
 26. a.   Undivided profits and capital reserves................                                  RCFD 3632      3,017,000
     b.   Net unrealized holding gains (losses) on
          available-for-sale securities.........................                                  RCFD 8434        (16,000)
 27. Cumulative foreign currency translation adjustments........                                  RCFD 3284       (370,000)
 28. Total equity capital (sum of items 23 through 27)..........                                  RCFD 3210      4,660,000
 29. Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)......................                                  RCFD 3300     89,432,000
MEMORANDUM
To be reported only with the March Report of Condition.
  1. Indicate in the box at the right the number of the statement below that best describes
     the most comprehensive level of auditing work performed for the bank by independent                            NUMBER
                                                                                                               ------------
     external auditors as of any date during 1995.............................................    RCFD 6724        N/A
   1 =    Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
   2 =    Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
   3 =    Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
   4 =    Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
   5 =    Review of the bank's financial statements by external auditors
   6 =    Compilation of the bank's financial statements by external auditors
   7 =    Other audit procedures (excluding tax preparation work)
   8 =    No external audit work

---------------

(1) Including total demand deposits and noninterest-bearing time and savings deposits.